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                                                                    EXHIBIT 3(A)


                   RESTATED BY-LAWS OF SOUTHTRUST CORPORATION

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. All meetings of the stockholders for the election of directors shall be held in the City of Birmingham, State of Alabama, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Chairman of the Board of Directors of the corporation shall preside as Chairman of the meeting and the Secretary of the corporation shall act as Secretary of the meeting of all meetings of stockholders.

                  SECTION 2. Annual meetings of stockholders shall be held on the third Wednesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 12:00 Noon, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote those members of the Board of Directors to be elected at such meeting, and transact such other business as may properly be brought before the meeting.

                  SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

                  SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the


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meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 5. Special meetings of the stockholders, for any purpose or purposes, except as otherwise provided by statute or by the certificate of incorporation, may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                  SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less that ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

                  SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                  SECTION 10. Unless otherwise provided in the Restated Certificate of Incorporation, or, in the case of any class or series of preferred stock which is authorized to be established by resolution of the directors, in the resolution establishing such class, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A stockholder may, in addition to all traditional means, appoint a proxy to vote for the stockholder by submission of an


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electronic transmission which contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the stockholder or by the stockholder's attorney-in- fact or agent. As used in this
Section 10, "electronic transmission" means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient.

                  SECTION 11. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.


                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these by-laws directed or required to be restated or done by the stockholder.

                  SECTION 2. The number of directors of the corporation, the manner of their election and their terms of office shall be determined as provided in the Certificate of Incorporation. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors, and nominations for the election of directors made by stockholders shall be made in the manner and with the effect provided in the Certificate of Incorporation. Notice of nominations which are proposed by the Board of Directors shall be given or caused to be given by the Chairman of the Board of Directors on behalf of the Board of Directors.

                  SECTION 3. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office until the annual meeting of stockholders of the corporation at which the term of the class of directors to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.


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                  SECTION 4. Any director will be expected to retire from the board at the first meeting of the board immediately following the earlier of such director's sixty-eighth birthday or his or her retirement from the major business with which he or she shall have been connected, whichever first occurs.


                       MEETINGS OF THE BOARD OF DIRECTORS

                  SECTION 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  SECTION 6. The first meeting of each newly elected Board of Directors shall be held immediately after the adjournment of each regular annual meeting of the stockholders. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately after the adjournment of the regular annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                  SECTION 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

                  SECTION 8. Special meetings of the Board may be called by the Chairman of the Board of Directors on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called the Chairman of the Board of Directors or Secretary in like manner and on like notice on the written request of two directors.

                  SECTION 9. At all meetings of the Board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  SECTION 10. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.


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                             COMMITTEES OF DIRECTORS

                  SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                  SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                            COMPENSATION OF DIRECTORS

                  SECTION 13. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                     NOTICES

                  SECTION 1. Whenever, under the provisions of the statutes or of the Restated Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United Sates mail. Notice to directors may also be given by telegram.

                  SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation of these by-laws, a waiver thereof in


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writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors who, unless otherwise determined by the Board of Directors, shall serve as Chief Executive Officer of the corporation, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or as Senior Vice Presidents and may choose one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors also may appoint such other officers and agents as shall be necessary or desirable and who shall hold offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person unless the Certificate of Incorporation of these by-laws otherwise provide.

                  SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer and such other officers as deemed necessary or desirable to perform such duties as may be designated by the Board of Directors or by the Chief Executive Officer. If the office of Chairman of the Board of Directors is not filled at the annual election of officers or for any other reason becomes vacant, the powers and duties herein vested in and imposed upon the holder of that office shall be vested in and discharged by the President or, if determined otherwise by the Board of Directors, by such other officer as the Board of Directors may designate.

                  SECTION 3. The salaries of the officers and agents of the corporation shall be fixed by the Board of Directors.

                  SECTION 4. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                  SECTION 5. The Chairman of the Board of Directors or, in his absence, the President shall preside at all meetings of the Board of Directors and in the case of absence or inability to act of the Chairman of the Board of Directors or the President, the Board of Directors shall appoint one of their members to preside during such absence or inability. The Chairman of the Board of Directors shall act as Chief Executive Officer of the corporation, shall exercise general supervision of the business affairs and property of the corporation and shall have all powers usually attaching, from time to time, to the Chief Executive Officer of a corporation.


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                  SECTION 6. The Chairman of the Board of Directors, the
President or any Executive Vice President or Vice President shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                  SECTION 7. In the absence of the Chairman of the Board of Directors, the powers and duties hereby vested in and imposed on him shall be exercised by the President of the corporation.

                  SECTION 8. In the absence of the Chairman of the Board of Directors and the President, their powers and duties shall be exercised by such officer of the corporation as may have been designated for the purpose by the Board of Directors of the corporation.

                  SECTION 9. The Vice Presidents of the corporation shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer may, from time to time, prescribe.


                     THE SECRETARY AND ASSISTANT SECRETARIES

                  SECTION 10. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and records all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  SECTION 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

                  SECTION 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging


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to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  SECTION 13. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, such accounting of all his transactions as treasurer and of the financial condition of the corporation as may be required from time to time.

                  SECTION 14. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  SECTION 15. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                              CERTIFICATES OF STOCK

                  SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, the President, a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

                  SECTION 2. With respect to stock issued after the effective date of the merger of Birmingham Trust National Bank and Alabama National Bank, pursuant to the terms of the Merger and Reorganization Agreement by and between said two banks joined in by this Corporation, all certificates of stock of the corporation issuable to former shareholders of the Birmingham Trust National Bank may be issued by using facsimile signatures of officers of the corporation and also any transfer agent, if any, it may have and any registrar, if any, it may have. After issuing the 1,000,000 shares of stock required to be issued under said Merger and Reorganization Agreement, whenever a certificate is countersigned by (1) a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee, facsimile signatures may be used on all such stock certificates.


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                                LOST CERTIFICATES

                  SECTION 3. The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed corporation or certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                               TRANSFERS OF STOCK

                  SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                               FIXING RECORD DATE

                  SECTION 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                             REGISTERED STOCKHOLDERS

                  SECTION 6. The corporation shall be entitled to recognize the right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


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                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                  SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

                  SECTION 3. The Board of Directors shall cause to be presented at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                     CHECKS

                  SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


                                   FISCAL YEAR

                  SECTION 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                      SEAL

                  SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation showing that it is a Delaware Corporation, and shall contain in the center thereof "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  SECTION 7. Subject to the limitations stated in this section and the Restated Certificate of Incorporation of the corporation, the corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware, as such law shall be in force from time to time. In addition to the conditions under which indemnification is permitted under the Delaware General Corporation Law, such indemnification shall be made by the corporation only as authorized in a specific case upon determination that the director, officer, employee or agent has cooperated with the corporation in its dealing with any aspect of the claim, suit, action or proceeding in which the corporation has an interest and, if requested by the corporation, has assisted in investigations and in the conduct of suits, including attending hearings and trials and giving evidence in connection therewith.

                                  ARTICLE VIII

                                   AMENDMENTS

                  SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Restated Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

Amended as of January 19, 2000.


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